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                                                                     EXHIBIT 5.1

                              Cooley Godward LLP
                             Five Palo Alto Square
                           Palo Alto, CA  94306-2155
                                (650) 843-5000
                              FAX (650) 857-0663


                              September 2, 1997

YES! Entertainment Corporation
3875 Hopyard Road, Suite 375
Pleasanton, CA 94588

     RE:  REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

      You have requested our opinion with respect to certain matters in connection with the filing by Yes! Entertainment Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 831,000 shares of Common Stock, par value $.001 per share (the "Securities"), to be sold by certain stockholders as described in the Registration Statement. The Securities were issued by the Company pursuant to private placements on August 29, 1997.

     In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Securities are validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                              Very truly yours,
                              Cooley Godward, LLP

                              /s/ Cooley Godward, LLP